UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 21, 2024

Beyond Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38892	47-3812456
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 Stewart Avenue, Suite 301

Garden City, NY 11530

(Address of Principal Executive Offices and Zip Code)

(516) 665-8200

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	XAIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

First Amendment to Loan Documents

On June 21, 2024 (the “Amendment Closing Date”), Beyond Air, Inc. (the “Company”) and its wholly owned subsidiary, Beyond Air Ltd. (the “Guarantor”), entered into that certain First Amendment to Loan Documents (the “First Amendment”), with Avenue Capital Management II, L.P., as administrative agent and collateral agent (the “Agent”), Avenue Venture Opportunities Fund, L.P., a Delaware limited partnership (“Avenue”), and Avenue Venture Opportunities Fund II, L.P, a Delaware limited partnership (“Avenue 2” and, together with Avenue, the “Lenders”), which amends (i) that certain Loan and Security Agreement (the “Agreement”), dated as of June 15, 2023 (the “Initial Closing Date”), among the Company, as borrower, the Guarantor, the Agent and the Lenders and (ii) that certain Supplement to the Agreement (collectively with the Agreement, the “Loan Agreement”), dated as of the Initial Closing Date, among the Company, the Guarantor, the Agent and the Lenders.

As previously disclosed, the Loan Agreement provides for senior secured term loans (the “Loans”) in an aggregate principal amount up to $40.0 million, with (i) $17.5 million advanced on the Initial Closing Date (“Tranche 1”), (ii) up to $10.0 million which may be advanced upon the request of the Company between April 1, 2024 and September 30, 2024, subject to the Company having achieved total revenue derived from the sale of LungFit PH (other than licensing revenue) (“Product Revenue”) for the three-month period prior to funding of not less than 85% of projected Product Revenue for such period (“Tranche 2”), and (iii) up to $12.5 million which may be advanced after April 1, 2024 (the “Discretionary Tranche”), subject to (a) the Agent and Lenders having received investment committee approval and (b) the Company and Lenders having mutually agreed to draw and fund, respectively, such amount. The Loans are due and payable on June 1, 2027 (the “Maturity Date”). The Loans bear interest at a rate per annum (subject to increase during an event of default) equal to the greater of (i) the prime rate, as published by the Wall Street Journal from time to time, plus 3.75% and (ii) 12.00%.

Following the expiration of an initial interest-only period, the Loan principal is repayable in equal monthly installments. Pursuant to the First Amendment, the expiration date of the interest-only period was extended from December 15, 2024 (with amortization payments commencing on January 1, 2025) to June 30, 2025 (with amortization payment commencing on July 1, 2025), with the possibility of further deferring principal payments an additional 12 months contingent upon the Company’s achievement of at least $40.0 million of product revenue in the fiscal year ending March 31, 2025 and whether the Company has fully drawn Tranche 2.

In connection with the First Amendment, the Company paid an amendment fee of $87,500, with an additional $87,500 final payment fee to be due upon the Maturity Date or any earlier date of prepayment in full of the Loans.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Warrants

On the Amendment Closing Date, the Company issued to each of Avenue and Avenue 2 (collectively, the “Warrantholders”) warrants to purchase up to 40,000 and 60,000 shares, respectively, of Company common stock (each, a “Warrant” and collectively, the “Warrants”). The Warrants expire on June 30, 2029 (the “Expiration Date”) and have an exercise price per share of $1.28.

The Warrantholders may exercise the Warrants at any time, or from time to time up to and including the Expiration Date, by making a cash payment equal to the exercise price multiplied by the quantity of shares. The Warrantholders may also exercise the Warrants on a cashless basis by receiving a net number of shares calculated pursuant to the formula set forth in the Warrants. The Warrants are subject to anti-dilution adjustments for stock dividends, stock splits, and reverse stock splits.

The Company intends to file, within 60 days of the Amendment Closing Date, with the U.S. Securities and Exchange Commission a registration statement registering the resale of all of the shares of Company common stock issuable upon exercise of the Warrants.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the text of the Warrants, which are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On June 24, 2024, the Company issued a press release announcing financial results for its fourth fiscal quarter and year ended March 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

This information, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund, L.P., dated as of June 21, 2024.
4.2	Warrant to Purchase Common Stock, by and between Beyond Air, Inc. and Avenue Venture Opportunities Fund II, L.P., dated as of June 21, 2024.
10.1	First Amendment to Loan Documents, by and among Beyond Air, Inc., Beyond Air Ltd., Avenue Capital Management II, L.P., as Agent, and the Lenders party thereto, dated as of June 21, 2024.
99.1	Press Release from Beyond Air, Inc., dated as of June 24, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND AIR, Inc.

Date: June 27, 2024	By:	/s/ Steven A. Lisi
	Name:	Steven A. Lisi
	Title	Chief Executive Officer